Exhibit 99.2

                         UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

IN RE:                             ss.
                                   ss.     CASE NO. 03-30816 BJH
BAYOU STEEL CORPORATION,           ss.     Jointly Administered
                                   ss.
         DEBTOR                    ss.     CHAPTER 11
                                   ss.
RIVER ROAD REALTY CORPORATION,     ss.     CASE NO. 03-30817 BJH
                                   ss.
         DEBTOR                    ss.     CHAPTER 11
                                   ss.
BAYOU STEEL CORPORATION            ss.
(TENNESSEE),                       ss.     CASE NO. 03-30818 BJH
                                   ss.
         DEBTOR                    ss.     CHAPTER 11

              DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION
                             Dated: February 4, 2004

                                           NELIGAN TARPLEY ANDREWS & FOLEY, LLP

                                           By: Patrick J. Neligan, Jr.
                                               State Bar No. 14866000
                                               David Ellerbe
                                               State Bar No. 06530600
                                               dellerbe@neliganlaw.com
                                               Douglas J. Buncher
                                               State Bar No. 03342700
                                               Cynthia W. Cole
                                               State Bar. No 24035579
                                               ccole@neliganlaw.com
                                               1700 Pacific Avenue
                                               Suite 2600
                                               Dallas, Texas 75201
                                               (214) 840-5300
                                               (214) 840-5301 fax

                                           ATTORNEYS FOR BAYOU STEEL
                                           CORPORATION, BAYOU STEEL
                                           CORPORATION (TENNESSEE) AND
                                           RIVER ROAD REALTY

                                TABLE OF CONTENTS

Article I
DEFINITIONS, CONSTRUCTION, AND INTERPRETATION..........................................................4
Article II
SUMMARY OF THE PLAN...................................................................................14
Article III
UNCLASSIFIED CLAIMS...................................................................................15
         3.01.    Administrative Claims Against BSC, BSCT and RRR.....................................15
         3.02.    Fee Claims Against BSC, BSCT and RRR; Filing Fee Applications.......................15
         3.03.    Allowance of Administrative Claims..................................................16
         3.04.    Payment of Allowed Administrative Claims............................................16
         3.05.    Allowed Priority Tax Claims.........................................................16
         3.06.    United States Trustee Fees..........................................................16
Article IV
CLASSIFICATION OF CLAIMS AND INTERESTS................................................................17
         4.01.    Classification......................................................................17
         4.02.    Claims Against or Interests in BSC..................................................17
         4.03.    Claims Against or Interests in BSCT.................................................17
         4.04.    Claims Against or Interests in RRR..................................................18
Article V
IDENTIFICATION OF UNIMPAIRED AND IMPAIRED CLAIMS AND INTERESTS; CRAMDOWN..............................18
         5.01.    Unimpaired Claims...................................................................18
         5.02.    Impaired Claims.....................................................................18
         5.03.    Impaired Interests..................................................................18
         5.04.    Controversy Concerning Impairment...................................................19
         5.05.    Cramdown............................................................................19
Article VI
TREATMENT OF CLAIMS AND INTERESTS.....................................................................19
         6.01.    Other Priority Claims--Class 1 Claims Against BSC, BSCT, and RRR....................19
         6.02.    DIP Loan Claim--Class 2 Claims Against BSC, BSCT, and RRR...........................19
         6.03.    Noteholder Secured Claim--Class 3 Claims Against BSC................................20
         6.04.    Secured Tax Claims--Class 4 Against BSC; Class 3 Against BSCT and RRR...............21
         6.05.    Other Secured Claims--Class 5 Against BSC; Class 4 Against BSCT
                  and RRR.............................................................................21
         6.06.    Trade Settlement Claims--Class 6 Against BSC; Class 5 Against BSCT
                   and RRR............................................................................21
         6.07.    General Unsecured Claims--Class 7 Against BSC; Class 6 Against BSCT
                  and RRR.............................................................................22
         6.08.    Convenience Claims--Class 8 Against BSC; Class 7 Against BSCT and RRR...............23
         6.09.    TDEC Remediation Claims--Class 8 Against BSCT.......................................23
         6.10.    Retiree/Employee Benefit Claims--Class 9 Against BSC and BSCT.......................23
         6.11.    Interests in BSC, BSCT and RRR--Class 10 as to BSC and BSCT; Class 8
                  as to RRR...........................................................................23
Article VII
MISCELLANEOUS PROVISIONS RELATED TO TREATMENT OF CLAIMS...............................................23

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
         7.01.    Allowed Claims......................................................................23
         7.02.    Postpetition Interest...............................................................24
         7.03.    Alternative Treatment...............................................................24
Article VIII
INDEMNIFICATION OBLIGATIONS; TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES....................24
         8.01.    Indemnification of Current and Former Officers and Directors........................24
         8.02.    General Treatment of Executory Contracts and Unexpired Leases; Rejected
                  If Not Rejected.....................................................................24
         8.03.    Cure Payments and Release of Liability..............................................25
         8.04.    Bar to Rejection Claims.............................................................25
         8.05.    Rejection Claims....................................................................25
Article IX
CONTINUATION OF CERTAIN EMPLOYEE AND RETIREE BENEFITS; NEW STOCK OPTIONS..............................25
         9.01.    Employee Benefits...................................................................25
         9.02.    New Stock Options...................................................................25
Article X
EFFECT OF CONFIRMING THIS PLAN........................................................................26
         10.01.   Binding Effect......................................................................26
         10.02.   Discharge of Debtors................................................................26
         10.03.   Release.............................................................................26
         10.04.   Injunction..........................................................................27
Article XI
MEANS FOR EXECUTION OF THIS PLAN......................................................................27
         11.01.   Motion to Compromise Controversy Regarding the Committee's Claim
                  Objection; Deferred Section 1111(b) Election by Noteholders.........................27
         11.02.   Substantive Consolidation...........................................................28
         11.03.   Reorganized BSC.....................................................................29
         11.04.   Sources of Cash.....................................................................29
         11.05.   Revesting of Assets.................................................................29
         11.06.   Treatment of the Existing Debt Instruments..........................................29
         11.07.   Treatment of the Existing Interests.................................................30
         11.08.   Noteholder Secured Notes; New Common Stock; New Stock Options.......................30
         11.09.   Directors and Management of Reorganized BSC.........................................30
         11.10.   Implementing Documents..............................................................31
Article XII
METHOD OF DISTRIBUTION................................................................................32
         12.01.   Reorganized BSC.....................................................................32
         12.02.   Surrender of Securities Or Instruments..............................................32
         12.03.   Initial Distribution Date...........................................................32
         12.04.   Means Of Cash Payment...............................................................32
         12.05.   Calculation of Distribution Amounts of New Securities...............................33
         12.06.   Delivery of Distributions...........................................................33
         12.07.   Fractional Dollars; De Minimis Distributions........................................33
         12.08.   Allocation of Plan Distribution Between Principal And Interest......................34

         12.09.   Unclaimed Distributions.............................................................34
Article XIII
CLAIMS RESOLUTION 34
         13.01.   Objections to Claims................................................................34
         13.02.   Disputed Claims and Interests Reserve...............................................35
Article XIV
ASSERTION OF CLAIMS...................................................................................35
         14.01.   Assertion of Estate Actions, Defenses and Counterclaims.............................35
         14.02. Setoffs 35 Article XV
VOTING AND EFFECT OF REJECTION BY ONE OR MORE CLASSES OF CLAIMS.......................................36
         15.01.   Impaired Classes to Vote............................................................36
         15.02.   Acceptance by Classes of Claims and Interests.......................................36
         15.03.   Section 1129(b) Cramdown............................................................36
Article XVI
CONDITIONS PRECEDENT TO CONFIRMATION  AND CONSUMMATION OF THIS PLAN...................................36
         16.01.   Conditions to Confirmation..........................................................36
         16.02.   Conditions to Consummation..........................................................37
         16.03.   Waiver of Conditions................................................................38
         16.04.   Effect of Non-Occurrence of Conditions to Consummation..............................38
Article XVII
RETENTION OF JURISDICTION.............................................................................38
         17.01.   Jurisdiction........................................................................38
         17.02.   Examination of Claims and Interests.................................................38
         17.03.   Determination of Disputes...........................................................39
         17.04.   Additional Purposes.................................................................39
Article XVIII
GENERAL NOTICES AND DEFAULT UNDER THIS PLAN...........................................................40
         18.01.   General Notices.....................................................................40
         18.02.   Asserting and Curing Default Under the Plan.........................................41
         18.03.   Termination of Committees...........................................................41
         18.04.   Compliance with Tax Requirements....................................................42
         18.05.   Modification or Revocation of this Plan.............................................42
         18.06.   Revocation of this Plan.............................................................42
         18.07.   Effect of Withdrawal or Revocation..................................................42
         18.08.   Due Authorization...................................................................42
         18.09.   Implementation......................................................................43
         18.10.   Ratification........................................................................43
         18.11.   Term of Injunctions or Stays........................................................43
         18.12.   Integration Clause..................................................................43
         18.13.   Interpretation......................................................................43
         18.14.   Severability of Plan Provisions.....................................................43
         18.15.   Governing Law.......................................................................44

           DEBTORS' FIRST AMENDED PLAN OF REORGANIZATION, AS MODIFIED

      Bayou Steel Corporation ("BSC"), Bayou Steel Corporation (Tennessee) ("BSCT") and River Road Realty ("RRR" or together with BSC and BSCT, the "Debtors"), file this Second Amended Plan of Reorganization (the "Plan") pursuant to section 1121(a) of the Bankruptcy Code. Reference is made to the Debtors' First Amended Joint Disclosure Statement, distributed in December 2003, for a discussion of the Debtors' history, businesses, properties, results of operations, projections for future operations, risk factors, a summary and analysis of this Plan and certain related matters.

DEFINITIONS, CONSTRUCTION, AND INTERPRETATION

      The capitalized terms used herein shall have the respective meanings set forth below. A term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code. Words and terms defined in section 101 of the Bankruptcy Code shall have the same meaning when used in the Plan, unless a different definition is given in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. Whenever the context requires, words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender and vice versa. All exhibits and schedules attached to the Plan are incorporated herein.

      1.1.      "Administrative Claim" means any Claim for an Administrative
                Expense.

      1.2. "Administrative Claims Bar Date" means thirty (30) days after the Confirmation Date.

      1.3. "Administrative Expense" means any cost or expense of administration of the Cases incurred on or before the Effective Date entitled to priority under section 507(a)(1) and allowed under section 503(b) of the Bankruptcy Code, including, without limitation, Fee Claims and all other claims for compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under the Bankruptcy Code, Reclamation Claims, Cure Claims, Employee Claims, and all fees and charges assessed against the Debtors' Estates under chapter 123 of Title 28 of the United States Code.

      1.4. "Allowance Date" means the date on which a Claim, an Administrative Expense, or the DIP Loan Claim becomes an Allowed Claim.

      1.5. "Allowed" means a Claim, an Administrative Expense, the DIP Loan Claim, or an Interest, or any portion thereof, (a) that has been allowed by a Final Order, (b) that was listed in the Schedules as neither disputed, contingent nor unliquidated and for which no timely proof of Claim or Interest was filed, (c) for which a proof of Claim or Interest in a liquidated amount has been timely filed pursuant to the Bankruptcy Code or any Final Order of the Bankruptcy Court and as to which either (i) no objection to its allowance has been filed on or before the Objection Deadline or within any other period fixed by the Bankruptcy Code or a Final Order of the Bankruptcy Court or (ii) any objection to its allowance has been settled, waived through payment or withdrawn, or has been denied by a Final Order of the Bankruptcy Court, or (d) that is expressly allowed in a liquidated amount in the Plan.

      1.6. "Assumed Contracts" means all Contracts of the Debtors that shall be listed or otherwise described in a Plan Document and that are to be assumed pursuant to this Plan, including the amounts of Cure Claims that the Debtors believe are due under those Contracts upon their assumption or as otherwise provided in this Plan.

      1.7. "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, and codified at title 11 of the United States Code.

      1.8. "Bankruptcy Court" means the Bankruptcy Court unit of the United States District Court for the Northern District of Texas, Dallas Division, or such other court having jurisdiction over the Cases.

      1.9. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as prescribed by the United States Supreme Court pursuant to section 2075 of title 28 of the United States Code.

      1.10.     "BSC" means Bayou Steel Corporation.

      1.11.     "BSCT" means Bayou Steel Corporation (Tennessee).

      1.12. "Business Day" means any day on which commercial banks are open for business in Dallas, Texas.

      1.13. "Cases" means the cases commenced on the Petition Date under chapter 11 of the Bankruptcy Code by BSC (Case No. 03-30816), by BSCT (Case No. 03-30818) and by RRR (Case No. 03-30817).

      1.14. "Cash" means legal tender of the United States of America or Cash equivalents.

      1.15. "Certificate" means an instrument evidencing an existing security in the Debtors, including, without limitation, the Existing Common Stock.

      1.16. "Claim" shall have the meaning provided in section 101(5) of the Bankruptcy Code.

      1.17.     "Claimant" means the holder of a Claim.

      1.18. "Collateral" means any property of the Debtors subject to a valid and enforceable lien to secure the payment of a Claim.

      1.19. "Committee's Claim Objection" means the Objection Of The Official Committee Of Unsecured Creditors To The Proof Of Claim Filed By Bank One Trust Company, N.A., In Its Capacity As Indenture Trustee, filed on December 19, 2003 and described more fully in section VI.D.13 of the Disclosure Statement.

      1.20. "Confirmation Date" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

      1.21. "Confirmation Hearing" means the hearing held by the Bankruptcy Court pursuant to Bankruptcy Code section 1128, scheduled to commence on February 5, 2004 at 11:00 a.m. Central Time, and as may be continued from time to time, on confirmation of the Plan.

      1.22. "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan.

      1.23. "Congress Financial" means, collectively, Congress Financial Corporation (Southwest), as agent and lender under the DIP Financing Facility, and GE Capital Corporation, as lender under the DIP Financing Facility.

      1.24. "Contract" means any executory contract or unexpired lease governed by section 365 of the Bankruptcy Code.

      1.25. "Convenience Claim" means a Trade Settlement Claim in an amount, as of the Petition Date, of $20,000.00 or less; provided that if the holder of a Trade Settlement Claim in an amount greater than $20,000.00 elects to reduce such Claim to $20,000.00, such Claim shall be treated as a Convenience Claim for all purposes. Such election shall be made on the ballot for accepting or rejecting the Plan, completed and returned within the time fixed by order of the Bankruptcy Court. Making this election shall be deemed a waiver by such electing Holder of (a) any right to participate in Class 7-BSC, Class 6-BCST, and Class 6-RRR as to any and all Claims held by such holder, and (b) any portion of such Holder's Trade Settlement Claim in excess of $20,000.00.

      1.26. "Credit Facility" means a credit facility of up to forty-five million dollars ($45,000,000.00) to be entered into by Reorganized BSC with a lender and in form and substance that are acceptable to Debtors, the Creditors' Committee and the Noteholders' Committee, that is able to be consummated on the Effective Date, and that provides for an amount of the Cash necessary to consummate this Plan.

      1.27. "Credit Facility Closing Date" means the date on which the closing on the Credit Facility is concluded.

      1.28. "Creditors' Committee" means the Official Committee of Unsecured Creditors appointed in the Cases.

      1.29. "Cure Claim" means a Claim arising from the assumption of a Contract under section 365(b) of the Bankruptcy Code.

      1.30. "Current Board of Directors" means the board of directors of BSC as of the Confirmation Date.

      1.31. "Current Officers and Directors" means those individuals who serve or have served as directors or officers of any Debtor at any time on or after the Petition Date.

      1.32. "Debtors" means Bayou Steel Corporation, Bayou Steel Corporation (Tennessee), and River Road Realty Corporation.

      1.33. "DIP Loan Claim" means any and all Allowed amounts owed to Congress Financial under the DIP Financing Facility, including Claims under all loan documents executed in connection therewith.

      1.34.     "DIP Financing Facility" means the post-petition
                Debtor-In-Possession Loan and Security Agreement extended by Congress Financial or about January 28, 2003, under section 364 of the Bankruptcy Code in accordance with the terms and conditions set forth in the DIP Financing Order.

      1.35. "DIP Financing Order" means that certain Final Order (I) Authorizing Secured Post-Petition Financing; (II) Granting Liens and Super-Priority Administrative Claims and Related Relief; and
                (III) Modifying Automatic Stay entered by the Bankruptcy Court on or about March 7, 2003.

      1.36. "Disclosure Statement" means the First Amended Joint Disclosure Statement with respect to this Plan of Reorganization, as it may be altered, amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the Bankruptcy Rules.

      1.37. "Disclosure Statement Hearing" means the hearing held by the Bankruptcy Court to determine the adequacy of the information contained in the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code.

      1.38. "Disputed" when used with respect to a Claim or Interest, means any such Claim or Interest that is not Allowed.

      1.39. "Disputed Claims Reserve" shall mean amounts held in trust by Reorganized BSC for the benefit of Holders of Disputed Claims, other than Disputed Tort Claims, in accordance with the provisions of section 13.02 of this Plan.

      1.40. "Distribution" means the property required by this Plan to be distributed to the Holders of Allowed Claims.

      1.41. "Effective Date" means a Business Day selected by the Debtors after the first Business Day which is ten (10) days after the Confirmation Date on which (a) the Confirmation Order is not stayed and (b) all conditions to the effectiveness of the Plan have been satisfied or waived as provided in Article 16 of the Plan.

      1.42. "Employee Claims" means the Claims of certain of the Debtors' employees related to the bonuses provided in the Key Employment Retention Plan approved by the Bankruptcy

                Court in the Order Authorizing Motion of Debtors and Debtors-in-Possession to Approve Stay Pay entered on June 9, 2003.

      1.43. "Estates" means each individual Debtor's estate, and collectively the Debtors' estates, in the Cases created pursuant to section 541 of the Bankruptcy Code.

      1.44. "Estate Action" means any cause of action or right to payment arising under federal, state or common law that the Debtors, Reorganized BSC, or the Estates may hold against any Person, including without limitation, causes of action arising under chapter 5 of the Bankruptcy Code.

      1.45. "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as now in effect or hereafter amended.

      1.46. "Existing Common Stock" means the common stock of BSC, $.01 par value, issued and outstanding before the Effective Date and all options, warrants or rights, contractual or otherwise, if any, to acquire any such common stock outstanding as of the Petition Date.

      1.47. "Face Amount" means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the Holder of the Claim in a timely filed proof of Claim; (b) when used in reference to an unliquidated Claim, the amount of the Claim as estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code; and (c) when used in reference to an Allowed Claim, the Allowed amount of the Claim.

      1.48. "Fee Application" means an application for the allowance of a Fee Claim.

      1.49. "Fee Claim" means a Claim by a Professional or any other party in interest pursuant to sections 327, 328, 330, 331, 363, 503(b) or 1103 of the Bankruptcy Code or otherwise relating to services performed after the Petition Date and prior to and including the Effective Date, including Claims for reimbursement of expenses incurred by members of the Creditors' Committee in performing their duties under the Bankruptcy Code.

      1.50. "Final Decree" means the final decree entered by the Bankruptcy Court on or after the Effective Date and pursuant to Bankruptcy Rule 3022.

      1.51. "Final Order" means (a) an order as to which the time to appeal, petition for certiorari or move for reargument, rehearing, reconsideration, new trial, or to alter or amend findings or judgment has expired and as to which no appeal, petition for certiorari or other proceedings for reargument, rehearing, reconsideration, new trial, or to alter or amend findings or judgment shall then be pending or (b) in the event that an appeal, writ of certiorari, reargument, rehearing, reconsideration, new trial, or motion to alter or amend findings or judgment thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied or from which reargument, rehearing, reconsideration, new trial, or motion to alter or amend findings or judgment was sought, and the time to take any further appeal, petition for certiorari or move for reargument, rehearing, reconsideration, new trial, or to alter or amend findings or judgment shall have expired, provided, however that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure may be filed with respect to such order.

      1.52. "Former Officers and Directors" means those individuals who served as directors or officers of any Debtor at any time before the Petition Date and who were no longer so serving on the Petition Date.

      1.53. "General Unsecured Claim" means any Claim against any of the Debtors that is neither secured nor entitled to priority under the Bankruptcy Code or any order of the Bankruptcy Court, including, without limitation, the Noteholder Deficiency Claim and Tort Claims.

      1.54. "Holder" means a Person who is the beneficial owner of a Claim or Interest. For purposes of voting to accept or reject this Plan, a Person must be a Holder as of the Voting Record Date. For purposes of a Distribution, a Person must be a Holder as of the Initial Distribution Date.

      1.55. "Indenture" means the Indenture, dated May 22, 1998, among BSC, BSCT, RRR, and Bank One, N.A. (formerly First National Bank of Commerce) as trustee.

      1.56. "Indenture Trustee" means Bank One, N.A. in its capacity as the trustee under the Indenture.

      1.57. "Initial Distribution Date" means, when used with respect to a particular Claim, the later of (a) the Effective Date or as soon thereafter as practicable, or (b) the Allowance Date or as soon thereafter as practicable.

      1.58. "Interest" means any "equity security" (as defined in section 101 of the Bankruptcy Code) in any of the Debtors, including, without limitation, the rights under any warrant, option or other right to acquire any Existing Common Stock or any other securities of BSC.

      1.59. "New Board of Directors" means the board of directors of Reorganized BSC, formed as of the Effective Date, as described in section 11.09 of this Plan.

      1.60. "New Common Stock" means the five million (5,000,000) shares of common stock of Reorganized BSC authorized to be issued from and after the Effective Date, having a par value of $.01 per share as of the Effective Date.

      1.61. "New Indenture" means the Indenture pursuant to which the Noteholder Secured Notes will be issued.

      1.62. "New Indenture Trustee" means J.P. Morgan Trust Company, N.A. in its capacity as the indenture trustee under the New Indenture.

      1.63.     "New Stock Options" means the options to purchase the greater of
                (a) up to an aggregate of one hundred five thousand (105,000) shares of New Common Stock if no such stock is issued to any Holder of a Tort Claim, or (b), in the event any New Common Stock is issued to any Holder of an Allowed Tort Claim, an aggregate number of shares of New Common Stock necessary to avoid any dilution of the number of such shares that would be subject to purchase under the foregoing subsection (a), as provided in section 9.02 of this Plan.

      1.64.     "Noteholder" means any beneficial owner of a Note.

      1.65. "Noteholder Deficiency Claim" means the unsecured portion of the Noteholders' Claim against the Debtors.

      1.66. "Noteholder Option" means the option available to Noteholders to elect treatment of the Noteholder Secured Claim under section 6.03(b) of the Plan.

      1.67. "Noteholder Secured Claim" means, collectively, the secured portion of the Noteholders' Claims against the Debtors.

      1.68. "Noteholder Secured Notes" means the notes payable to the New Indenture Trustee to be issued under the New Indenture in full satisfaction of the Noteholder Secured Claim and having the terms and conditions described in section 6.03 of the Plan and set forth generally in Exhibit A hereto.

      1.69. "Noteholders' Committee" means the unofficial committee of holders of the Notes.

      1.70. "Notes" means the notes issued before the Petition Date by BSC and guaranteed by BSCT and RRR under the Indenture, which notes are due in 2008 and bear interest at 9.5% with semi-annual interest payments due May 15 and November 15 of each year.

      1.71. "Objection Deadline" means the date by which objections to Claims (except for the DIP Loan Claim) shall be filed with the Bankruptcy Court and served upon the respective Holder(s) thereof as provided in section 13.01 of the Plan, which date shall be ninety (90) days after the Effective Date unless extended by order of the Bankruptcy Court.

      1.72. "Other Priority Claim" means any Claim that, if Allowed, would be entitled to priority under section 507(a)(2) through 507(a)(7) of the Bankruptcy Code, other than Retiree/Employee Benefit Claims.

      1.73. "Other Secured Claims" means Secured Claims against the Debtors other than the DIP Loan Claim, the Noteholder Secured Claim and any Secured Tax Claim.

      1.74. "Person" means and include natural persons, corporations, limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, unincorporated organizations, or other organizations, irrespective of whether they are legal entities, governments and agencies and political subdivisions thereof or other entities.

      1.75.     "Petition Date" means January 22, 2003.

      1.76. "Plan" or "Plan of Reorganization" means this First Amended Joint Plan of Reorganization, as Modified, either in its present form or as it may hereafter be altered, amended or modified from time to time.

      1.77. "Plan Documents" means the documents that aid in effectuating the Plan as specifically identified as such herein, which will be substantially in the respective forms filed by the Debtors with the Bankruptcy Court no later than four (4) business days before the deadline for voting on the Plan.

      1.78. "Priority Tax Claim" means any Claim against any of the Debtors that, if Allowed, would be entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

      1.79. "Professionals" means those Persons defined as professional persons in sections 327 or 1103 of the Bankruptcy Code who have been employed pursuant to an order of the Bankruptcy Court in the Cases and the professionals seeking compensation or reimbursement of costs and expenses in connection with the Cases pursuant to sections 503(b)(4) or 1129(a)(4) of the Bankruptcy Code.

      1.80. "Pro Rata share" means the proportion that the Face Amount of a Claim in a particular class bears to the aggregate Face Amount of Claims in the class, and includes Disputed Claims.

      1.81. "Reclamation Claims" means the Allowed Claims of Morris Material Handling, Overhead Door Company of New Orleans, Inc. and Applied Industrial Technologies, Inc. in the aggregate amount of $10,440.00 entitled to priority pursuant to section 546(c) of the Bankruptcy Code.

      1.82. "Registration Rights Agreement" means the agreement between Reorganized BSC and those Holders of a General Unsecured Claim who (as agreed to by the Debtors and the Noteholders' Committee, or as determined by the Bankruptcy Court) may be deemed to be "affiliates" or "underwriters" of Reorganized BSC for purposes of the Securities Act, governing the registration of the New Common Stock. The Registration Rights Agreement is a Plan Document.

      1.83. "Rejection Damage Claim" means a Claim by a party to a pre-petition executory contract or an unexpired lease of non-residential real property with any of the Debtors that has not been assumed by the Debtors pursuant to this Plan or a prior Final Order of the Bankruptcy Court entered in the Cases.

      1.84. "Reorganized BSC" means BSC, BSCT and RRR, as substantively consolidated, reorganized, and merged into Reorganized BSC pursuant to this Plan from and after the Effective Date.

      1.85. "Retiree Benefit Plan" means a plan maintained or established in whole or in part by Debtors before the Petition Date for the purpose of providing or reimbursing payments to or for the benefit of retired employees of the Debtors and their spouses or dependents, for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under a plan, fund, or program (through the purchase of insurance or otherwise).

      1.86. "Retiree/Employee Benefit Claim" means a Claim arising on or before the Effective Date against BSC or BSCT based on or arising from any Retiree Benefit Plan, pension plan, 401(k) plan, or other employee benefit plan established by BSC or BSCT before the Petition Date, including, without limitation, any such Claim asserted in the Cases by the Pension Benefit Guaranty Corporation.

      1.87.     "RRR" means River Road Realty Corporation.

      1.88. "Schedules" means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtors as required by section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules and statements have been or may be supplemented or amended.

      1.89.     "SEC" means the Securities and Exchange Commission.

      1.90. "Secured Claim" means a Claim that is secured by a security interest in or lien on property of the Estates to the extent of the value, as of the Effective Date or such other date established by the Bankruptcy Court, of such Claim Holder's interest in the Estates' interest in such property as determined by a Final Order of the Bankruptcy Court pursuant to section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtors and the Claim Holder. Secured Claims shall include Claims secured by security interests or liens junior in priority to existing security interests or liens, whether by operation of law, contract, or otherwise, but solely to the extent of the value, as of the Effective Date or such other date established by the Bankruptcy Court, of such Claim Holder's interest in the Estates' interest in such property after giving effect to all security interests or liens senior in priority.

      1.91. "Secured Tax Claim" means any Claim that is based on or assessed against any real or personal property of a Debtor and is secured as of the Petition Date by a lien against such property, which lien is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, but only to the extent of the value of the assets or property securing such Claim.

      1.92. "Securities Act" means the Securities Act of 1933, 15 U.S.C. ss.ss. 77a-77aa, and the rules and regulations promulgated thereunder, as now in effect or hereafter amended.

      1.93. "Securities Law Claim" means a Claim against the Debtors (a) arising from rescission of a purchase or sale of a security of the Debtors or an affiliate of the Debtors; (b) for damages arising from the purchase or sale (or offer for purchase or sale) of such a security; (c) for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of a Claim for damages or rescission arising out of a purchase or sale of a security of the Debtors or an affiliate of the Debtors; or (d) a Claim that is subject to section 510(b) of the Bankruptcy Code.

      1.94. "Subordinated Claim" means any Claim against the Debtors (a) subordinated by contract or by order of the Bankruptcy Court to the right of payment of General Unsecured Claims, or (b) which would be paid pursuant to Bankruptcy Code section 726(a)(2)(C),
                (a)(3), (a)(4) or (a)(5), if the Cases were cases under chapter 7 of the Bankruptcy Code.

      1.95. "Tax Lien" means any statutory lien securing an Allowed Secured Claim of any ad valorem taxing authority.

      1.96. "TDEC Remediation Claim" means any Claim against or obligation of BSCT arising from the TVSC Consent Order.

      1.97. "Tort Claim" means any Claim for personal injury or wrongful death, or under any other theory of tort liability, against any of the Debtors, except to the extent such claims are paid or payable from the Debtors' insurance.

      1.98. "Trade Settlement Claim" means any Claim that is listed on the Trade Settlement List filed with the Bankruptcy Court as a Plan Document.

      1.99. "TVSC Consent Order" means the Tennessee Consent Agreement and Order entered into by Tennessee Valley Steel Corporation and the Tennessee Department of Environment and Conservation.

      1.100.    "Voting Record Date" means December 22, 2003.

SUMMARY OF THE PLAN

      This summary describes certain major elements of this Plan. The remaining sections of this Plan deal with each of these subjects in greater detail. Those sections are controlling, and this summary will not change or be used to construe the other provisions of this Plan.

      On or as soon as practicable after the Initial Distribution Date, Holders of Allowed Administrative Claims and Allowed Other Priority Claims will be paid in Cash in the ordinary course as they come due or on such other terms as the parties may agree. Holders of Allowed Priority Tax Claims will receive periodic payments as provided under section 1129(a)(9)(C) of the Bankruptcy Code, unless the parties agree to other terms for the payment of such Claims.

      On the Credit Facility Closing Date, the Allowed DIP Loan Claim of approximately nineteen million dollars ($19,000,000.00) will be paid in full in Cash from the proceeds of the Credit Facility, subject to any objection that a Debtor, Reorganized BSC, the Noteholders' Committee or the Creditors' Committee may file to such Claim within fifteen (15) days after the Credit Facility Closing Date.

      Reorganized BSC will repay the Allowed Noteholder Secured Claim through the Noteholder Secured Notes, which will be issued under the New Indenture and will have substantially the terms described generally in Exhibit A to the Plan. If the Holders of Class 3 Claims against BSC vote to accept the Plan, the aggregate principal amount of the Noteholder Secured Notes will be thirty million dollars ($30,000,000.00). If such Holders reject the Plan, the aggregate principal amount of the Noteholder Secured Notes will be eighteen million one hundred fifty thousand dollars ($18,150,000.00), or such other amount that represents the value of the Noteholders' Collateral as the Court determines by a Final Order. The terms of the Noteholder Secured Notes are more fully described and set forth in section 6.03 of the Plan, Exhibit A to the Plan and the New Indenture.

      Under the Plan, Holders of Allowed Secured Tax Claims shall receive either
(i) payment in Cash in an amount equivalent to the full amount of such Holder's Allowed Secured Tax Claim; (ii) deferred Cash payments over a period of five (5) years after the Initial Distribution Date totaling the amount of such Holder's Allowed Secured Tax Claim, with interest; or (iii) such other treatment as may be agreed to in writing by such Holder and the Debtors or Reorganized BSC.

      On or as soon as practicable after the Initial Distribution Date, each Holder of an Allowed Other Secured Claim shall receive (i) the return of its Collateral; (ii) payment in Cash in an amount equivalent to the lesser of (a) the value of the Collateral or (b) the full amount of the Allowed Other Secured Claim; or (iii) such other treatment as may be agreed to in writing by such Holder of the Allowed Other Secured Claim and the Debtors or Reorganized BSC.

      Holders of Allowed Trade Settlement Claims will be paid, in Cash, the greater of ten percent (10%) of their Allowed Claims or a Pro Rata share of $820,000 (which amount is subject to reduction as set forth below) in three equal payments (which Allowed Claims and payments shall exclude all interest after the Petition Date), which shall be paid on June 15, 2004, October 15, 2004, and February 28, 2005. Alternatively, any Holder of an Allowed Trade Settlement Claim may elect to (a) receive treatment of such Claim as a General Unsecured Claim and thereby receive a Pro Rata share of the New Common Stock, in lieu of Cash, in full satisfaction of such Claim, or (b) reduce such Claim to $20,000.00, have such Claim treated as a Convenience Claim, and waive any portion of such Holder's Trade Settlement Claim in excess of $20,000.00. If any Holder of an Allowed Trade Settlement Claim makes either such election and the Distributions to other, non-electing Holders of Allowed Trade Settlement Claims would be a Pro Rata share of Cash in the amount of $820,000 (rather than 10% of their Allowed Claims), such amount of Cash shall be reduced by the aggregate amount thereof that would have been distributed to the electing Holder(s) of Allowed Trade Settlement Claim(s) if such electing Holder(s) had not made such election.

      Holders of Allowed General Unsecured Claims (other than Tort Claims) will receive their Pro Rata share of two million (2,000,000) shares of the New Common Stock of Reorganized BSC on or as soon as practicable after the Initial Distribution Date. Holders of Tort Claims will receive additional shares of New Common Stock, in proportion to the shares issued to other Holders of Allowed General Unsecured Claims, after such claims become Allowed Claims. Thus, on the Effective Date, the Holders of Allowed General Unsecured Claims will own substantially all of the outstanding shares of the New Common Stock.

      Each Holder of an Allowed Convenience Claim shall receive Cash in an amount equal to the greater of nine percent (9%) of their Allowed Claims or a Pro Rata share of $220,000. Reorganized BSC shall pay such Cash in full on the Initial Distribution Date.

      All Interests in BSC, BSCT and RRR will be extinguished as of the Effective Date, and the Holder of those Interests will not receive or retain any property under the Plan on account of those Interests.

UNCLASSIFIED CLAIMS

      1.02. Administrative Claims Against BSC, BSCT and RRR

      The Holder of any Administrative Claim, other than (a) a Fee Claim, (b) an Allowed Administrative Claim, or (c) a liability incurred and paid in the ordinary course of business by the Debtors must file with the Bankruptcy Court, and serve on all parties required to receive notice thereof, an application for the allowance of such Administrative Claim no later than the Administrative Claims Bar Date. Such application must include at a minimum (a) the name of the Holder of the Claim, (b) the amount of the Claim, and (c) the basis of the Claim. Failure to timely file and serve the application required under this section shall result in the Administrative Claim being forever barred and discharged.

      1.03. Fee Claims Against BSC, BSCT and RRR; Filing Fee Applications

      Except as provided in section 11.06 of the Plan, each Professional who holds or asserts an Administrative Claim that is a Fee Claim for compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date shall be required to file with the Bankruptcy Court, and shall serve on all parties required to receive notice, a Fee Application within sixty
(60) days after the Effective Date. Objections to Fee Applications must be filed within thirty (30) days after the filing and service of the Fee Application. Failure to timely file a Fee Application as required under this section of the Plan shall result in the Fee Claim being forever barred and discharged.

      1.04. Allowance of Administrative Claims

      An Administrative Claim with respect to which notice has been timely and properly filed pursuant to section 3.01 of the Plan shall become an Allowed Administrative Claim if no objection is filed within sixty (60) days after its filing and service. If an objection is filed within such sixty (60) day period, the Administrative Claim shall become an Allowed Administrative Claim only to the extent Allowed by a Final Order. An Administrative Claim that is a Fee Claim, and with respect to which a Fee Application has been timely and properly filed pursuant to section 3.02 of the Plan, shall become an Allowed Administrative Claim only to the extent allowed by a Final Order.

      1.05. Payment of Allowed Administrative Claims

      Each Holder of an Allowed Administrative Claim shall be paid the amount of such Holder's Allowed Administrative Claim in Cash from the Administrative Claims Reserve on or as soon as practicable after the Initial Distribution Date, or shall receive such other treatment as agreed upon in writing by the Debtors or Reorganized BSC and such Holder; provided, however, that an Administrative Claim representing a liability incurred in the ordinary course of business by the Debtors may be paid in the ordinary course of business by the Debtors or Reorganized BSC; and provided, further, that the payment of any Allowed Cure Claim may be made, at the sole election of Reorganized BSC, in one or more monthly payments of Cash over a period of twelve (12) months after the Initial Distribution Date or such other period as the Bankruptcy Court may determine. All Allowed Fee Claims shall be paid by the Debtors or Reorganized BSC from the Administrative Claims Reserve within ten (10) days after such Claim is Allowed by a Final Order.

      1.06. Allowed Priority Tax Claims

      Each Holder of an Allowed Priority Tax Claim shall be paid the Allowed amount of such Claim pursuant to (a) the provisions of section 1129(a)(9)(C) of the Bankruptcy Code in equal annual installments commencing on the first anniversary of the Initial Distribution Date, with the final payment of the unpaid balance thereof to be made on the sixth anniversary of the date of assessment of the tax, together with interest thereon at the prevailing interest rate for United States Treasury Bills maturing on February 28, 2009 as published in the Wall Street Journal on the Effective Date, or (b) such other terms as the Holder of such Claim and the Debtors or Reorganized BSC may agree; provided, however, that Reorganized BSC shall have the right to pay any Allowed Priority Tax Claim, or any unpaid balance of such Claim, in full, at any time after the Effective Date, without premium or penalty.

      1.07. United States Trustee Fees

      Reorganized BSC shall be responsible for timely payment of United States Trustee quarterly fees incurred pursuant to 28 U.S.C. ss. 1930(a)(6). Any fees due as of the Confirmation Date will be paid in full on the Effective Date. After the Confirmation Date, Reorganized BSC shall pay United States Trustee quarterly fees as they accrue until this case is closed by the Bankruptcy Court. Reorganized BSC shall file with the Bankruptcy Court and serve on the United States Trustee a quarterly financial report for each quarter (or portion thereof) that the case remains open in a format prescribed by the United States Trustee.

CLASSIFICATION OF CLAIMS AND INTERESTS

      1.08. Classification

      Sections 4.02 through 4.04 hereof set forth a designation of classes of Claims against and Interests in the Debtors in accordance with section 1122(a) of the Bankruptcy Code. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest qualifies within the description of the class and is classified in a different class to the extent the Claim or Interest qualifies within the description of that different class. If a Claim is acquired or transferred, the Claim shall be placed in the class in which it would have been placed if it were owned by the original Holder of such Claim.

      1.09. Claims Against or Interests in BSC

                  Class 1: Other Priority Claims

                  Class 2: DIP Loan Claim

                  Class 3: Noteholder Secured Claim

                  Class 4: Secured Tax Claims

                  Class 5: Other Secured Claims

                  Class 6: Trade Settlement Claims

                  Class 7: General Unsecured Claims

                  Class 8: Convenience Claims

                  Class 9: Retiree/Employee Benefit Claims

                  Class 10: Interests

      1.10. Claims Against or Interests in BSCT

                  Class 1: Other Priority Claims

                  Class 2: DIP Loan Claim

                  Class 3: Secured Tax Claims

                  Class 4: Other Secured Claims

                  Class 5: Trade Settlement Claims

                  Class 6: General Unsecured Claims

                  Class 7: Convenience Claims

                  Class 8: TDEC Remediation Claims

                  Class 9: Retiree/Employee Benefit Claims

                  Class 10: Interests

      1.11. Claims Against or Interests in RRR

                  Class 1: Other Priority Claims

                  Class 2: DIP Loan Claim

                  Class 3: Secured Tax Claims

                  Class 4: Other Secured Claims

                  Class 5: Trade Settlement Claims

                  Class 6: General Unsecured Claims

                  Class 7: Convenience Claims

                  Class 8: Interests

IDENTIFICATION OF UNIMPAIRED AND IMPAIRED CLAIMS AND INTERESTS; CRAMDOWN

      1.12. Unimpaired Claims

      Class 1, 2, and 5 Claims against BSC, Class 1, 2, 4, and 8 Claims against BSCT, and Class 1, 2, and 4 Claims against RRR are not impaired under this Plan and the Holders of those Claims are conclusively presumed to have accepted this Plan under section 1126(f) of the Bankruptcy Code.

      1.13. Impaired Claims

      Class 3, 4, 6, 7, 8, and 9 Claims against BSC, Class 3, 5, 6, 7, and 9 Claims against BSCT, and Class 3, 5, 6, and 7 Claims against RRR are impaired under this Plan and the Holders of those Claims are entitled to vote to accept or reject this Plan.

      1.14. Impaired Interests

      The Holders of Class 10 Interests in BSC, Class 10 Interests in BSCT and Class 8 Interests in RRR will not receive or retain any property on account of such Interests, and such Holders are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan.

      1.15. Controversy Concerning Impairment

      In the event of a controversy as to whether any Claim or Interest or class of Claims or Interests is impaired under this Plan, the Bankruptcy Court will, after notice and a hearing, determine the controversy.

      1.16. Cramdown

      This section shall constitute the Debtors' request, pursuant to section 1129(b)(1) of the Bankruptcy Code, that the Bankruptcy Court confirm the Plan if all of the requirements of section 1129(a) of the Bankruptcy Code, other than subsection (8) thereof, are met with respect to the Plan.

TREATMENT OF CLAIMS AND INTERESTS

      1.17. Other Priority Claims--Class 1 Claims Against BSC, BSCT, and RRR

      All Allowed Other Priority Claims shall be paid by Reorganized BSC either
(a) in full, in Cash, on or as soon as practicable after the Initial Distribution Date, or (b) upon such terms as may be agreed to in writing by the Holder of such Claim and the Debtors or Reorganized BSC. These classes are unimpaired under the Plan.

      1.18. DIP Loan Claim--Class 2 Claims Against BSC, BSCT, and RRR

      The Holders of the DIP Loan Claim shall give the Debtors or Reorganized BSC written notice, at least 24 hours before the Credit Facility Closing Date, of the asserted amount of such DIP Loan Claim. The Debtors or Reorganized BSC shall pay such asserted amount in Cash in full on the Credit Facility Closing Date, which amount shall be the Allowed amount of the DIP Loan Claim unless, and notwithstanding section 13.01 of the Plan, a Debtor, Reorganized BSC, the Creditors' Committee, or the Noteholders' Committee files with the Bankruptcy Court a written objection thereto within fifteen (15) days after the Credit Facility Closing Date. Notwithstanding the provisions of any other section of this Plan, the Creditors' Committee and the Noteholders' Committee will have standing to object to the payment of the DIP Loan Claim, and such standing will continue through and including the date that any order resolving any objections to the DIP Loan Claim becomes a Final Order, even if such date is after the Effective Date. In the event of any objection to the asserted amount of the DIP Loan Claim, the Bankruptcy Court shall determine the Allowed amount of the DIP Loan Claim, and the Holders thereof shall disgorge any amount by which such Allowed amount is less than the amount they received on the Credit Facility Closing Date on account of the asserted DIP Loan Claim.

      Subject to (a) any objection by a Debtor, Reorganized BSC, the Creditors' Committee, or the Noteholders' Committee to the asserted amount of the DIP Loan Claim or (b) a Final Order of the Bankruptcy Court concerning any such objection, and except as otherwise set forth in this section 6.02, on the Credit Facility Closing Date, the Holders of the DIP Loan Claim shall execute such documents and take all other actions as may be necessary to release any liens and security interests they have in the Debtors' property. Notwithstanding anything else contained in the Disclosure Statement, the Plan, the Confirmation Order (or any amendments or modifications to any such documents), and notwithstanding the confirmation of the Plan, Congress Financial, as the Holder of the DIP Loan Claim, shall be entitled to all the liens, protections, benefits, and priorities granted to Congress Financial under the DIP Financing Order. All such liens, protections, benefits, and priorities shall continue until the Allowed DIP Loan Claim is indefeasibly paid in full, which by reason of the DIP Financing Order the DIP Loan Claim (a) is deemed Allowed and payable in its entirety, subject to the written notice of the asserted amount thereof, any objections thereto, and a Final Order that determines any such objections, all as provided for under this section of the Plan, (b) includes unpaid principal, accrued but unpaid interest and attorneys' fees, costs, and expenses, as provided in the DIP Financing Order, through the date of the full and indefeasible payment of the Allowed DIP Loan Claim, and (c) is secured by reason of the first, valid, prior, and perfected liens and security interests granted under or in connection with the DIP Financing Facility and confirmed by the DIP Financing Order. These classes are unimpaired under the Plan.

      1.19. Noteholder Secured Claim--Class 3 Claims Against BSC

      On the Effective Date, Reorganized BSC will deliver the New Indenture and the Noteholder Secured Notes to the New Indenture Trustee under the New Indenture in full satisfaction, settlement, release and discharge of the Noteholder Secured Claim. This class is impaired under the Plan. The amount and other terms of the Noteholder Secured Notes shall depend upon whether Class 3 as to BSC accepts the Plan pursuant to section 1126(c) of the Bankruptcy Code.

      If Class 3 as to BSC accepts the Plan, the aggregate principal amount of the Noteholder Secured Notes will be thirty million dollars ($30,000,000.00), and such notes will bear interest from the Effective Date at a fixed rate of nine percent (9%) per annum and will be payable from and after the Effective Date in semi-annual payments of interest only beginning on September 30, 2004, and then on March 31 and September 30 of each year thereafter until maturity on March 31, 2011, at which time the full unpaid principal balance of the Noteholder Secured Notes, and any unpaid accrued interest thereon, will become due and payable.

      If Class 3 as to BSC does not accept the Plan, the aggregate principal amount of the Noteholder Secured Notes will be eighteen million one hundred fifty thousand dollars ($18,150,000.00), or such other amount that the Bankruptcy Court may determine by a Final Order to represent the value of the Noteholders' Collateral, and such notes will bear interest at a fixed rate of 9.65% per annum, and will be payable from and after the Effective Date in two payments of interest only on September 30, 2004 and March 31, 2005, and thereafter in equal semi-annual payments of principal and interest (amortized over a nine-year period) on March 31 and September 30 of each year, beginning on the September 30 following the first anniversary of the Effective Date, until maturity on the tenth anniversary of the Effective Date.

      Whether Class 3 as to BSC accepts or rejects the Plan, the Noteholder Secured Notes will be secured by substantially the same Collateral as the Notes together with such other Collateral as may be agreed to by the Debtors, the Noteholders, and the lender under the Credit Facility. The other terms expected to apply to the Noteholder Secured Notes are summarized generally in Exhibit A to the Plan and set forth in greater detail in the New Indenture.(1)

----------
(1) If Class 3 (BSC) elects treatment under Bankruptcy Code section 1111(b)(2), the Debtors reserve the right to make necessary alterations to the payment terms of the Noteholder Secured Notes.

      1.20. Secured Tax Claims--Class 4 Against BSC; Class 3 Against BSCT and
            RRR

      On or as soon as practicable after the Initial Distribution Date, each Holder of an Allowed Secured Tax Claim, in full satisfaction, settlement, release and discharge of each such Claim, shall receive, at Reorganized BSC's option, either (i) payment in Cash in an amount equivalent to the full amount of such Holder's Allowed Secured Tax Claim; (ii) deferred Cash payments over a period of five (5) years after the Initial Distribution Date totaling the amount of such Holder's Allowed Secured Tax Claim, with interest payable at the prevailing interest rate for United States Treasury Bills maturing on February 28, 2009 as published in the Wall Street Journal on the Effective Date; or (iii) such other treatment as may be agreed to in writing by such Holder and the Debtors or Reorganized BSC. These classes are impaired under the Plan.

      1.21. Other Secured Claims--Class 5 Against BSC; Class 4 Against BSCT and RRR

      Class 5 Claims against BSC and Class 4 Claims against BSCT and RRR shall contain separate subclasses for each Other Secured Claim. Each subclass is deemed to be a separate class for all purposes under the Bankruptcy Code. On or as soon as practicable after the Initial Distribution Date, each Holder of an Allowed Other Secured Claim, in full satisfaction, settlement, release and discharge of such Claim, shall receive, at Reorganized BSC's option, (i) the return of the Collateral securing such Allowed Other Secured Claim in full satisfaction of such Claim; (ii) payment in Cash in an amount equivalent to the lesser of (a) the value of such Collateral or (b) the full amount of the Allowed Other Secured Claim; or (iii) such other treatment as may be agreed to in writing by such Holder of the Allowed Other Secured Claim and the relevant Debtor(s) or Reorganized BSC. In the event that any such Allowed Other Secured Claim exceeds the value of the Collateral, any such excess (exclusive of any post-petition interest, fees or other charges Allowed by a Final Order as part of that Allowed Secured Claim) shall constitute a General Unsecured Claim for purposes of the Plan, unless the Holder of such Claim has elected treatment pursuant to section 1111(b) of the Bankruptcy Code and in accordance with Bankruptcy Rule 3014. These classes are unimpaired under the Plan.

      1.22. Trade Settlement Claims--Class 6 Against BSC; Class 5 Against BSCT and RRR

      Holders of Allowed Trade Settlement Claims will be paid, in Cash, the greater of ten percent (10%) of their Allowed Claims or a Pro Rata share of $820,000 (which amount is subject to reduction as set forth below) in three equal payments (which Allowed Claims and payments shall exclude all interest after the Petition Date), which shall be paid on June 15, 2004, October 15, 2004, and February 28, 2005. Alternatively, any Holder of an Allowed Trade Settlement Claim may elect to (a) receive treatment of such Claim as a General Unsecured Claim pursuant to section 6.07 of the Plan and thereby receive a Pro Rata share of the New Common Stock, in lieu of Cash, in full satisfaction of such Claim, or (b) reduce such Claim to $20,000.00, have such Claim treated as a Convenience Claim, and waive any portion of such Holder's Trade Settlement Claim in excess of $20,000.00. If any Holder of an Allowed Trade Settlement Claim makes either such election and the Distributions to other, non-electing Holders of Allowed Trade Settlement Claims would be a Pro Rata share of Cash in the amount of $820,000 (rather than 10% of their Allowed Claims), such amount of Cash shall be reduced by the aggregate amount thereof that would have been distributed to the electing Holder(s) of Allowed Trade Settlement Claim(s) if such electing Holder(s) had not made such election.

      Any Holder of a Disputed Trade Settlement Claim that becomes an Allowed Trade Settlement Claim on or after the first anniversary of the Effective Date shall receive, from the Disputed Claims Reserve, a single payment of its share of the $820,000 Cash (or the reduced amount thereof) as provided above on the later of the 13-month anniversary of the Effective Date or the Allowance Date with respect to such Claim.

      If substantially all of the assets of Reorganized BSC are sold before the payments to Holders of Allowed Trade Settlement Claims scheduled in this section
6.06 have been fully paid, Reorganized BSC shall pay all such remaining payments no later than thirty (30) days after the closing of such sale (and upon such closing, Reorganized BSC shall reserve sufficient funds from the closing or otherwise to make such remaining payments) or, alternatively, if the purchaser assumes the obligation to pay any remaining payments to Holders of Allowed Trade Settlement Claims, the purchaser shall also assume the obligation to pay the Noteholder Secured Claim and shall thereafter make the remaining payments to Holders of Allowed Trade Settlement Claims on the earlier of the due date(s) scheduled in this section 6.06 or the date when the Noteholder Secured Claim is paid in full. If such closing occurs before the Allowance of a Disputed Trade Settlement Claim, Reorganized BSC shall retain, and exclude from such sale, a sufficient portion of the Disputed Claims Reserve to pay such Claim upon its Allowance as provided above. Reorganized BSC shall distribute any unused portion of such reserve in accordance with section 13.02 of the Plan.

      1.23. General Unsecured Claims--Class 7 Against BSC; Class 6 Against BSCT and RRR

      On or as soon as practicable after the Initial Distribution Date, each Holder of an Allowed General Unsecured Claim (other than Allowed Tort Claims) will receive, in full satisfaction, settlement, release and discharge of its Allowed General Unsecured Claim, a Pro Rata share of two million shares of the New Common Stock. Within thirty (30) days after a Disputed Tort Claim becomes an Allowed Tort Claim, Reorganized BSC shall distribute to the Holder thereof a number of shares of the New Common Stock in the same proportion that such Allowed Tort Claim bears to the aggregate of all other Allowed Tort Claims and all Allowed General Unsecured Claims whose Holders have received a Pro Rata share of the two million shares of the New Common Stock distributed pursuant to this section 6.07. These classes are impaired under the Plan.

      1.24. Convenience Claims--Class 8 Against BSC; Class 7 Against BSCT and
            RRR

      Each Holder of an Allowed Convenience Claim shall receive Cash in an amount equal to the greater of nine percent (9%) of their Allowed Claims or a Pro Rata share of $220,000. Reorganized BSC shall pay such Cash in full on the Initial Distribution Date.

      1.25. TDEC Remediation Claims--Class 8 Against BSCT

      The Holder of the TDEC Remediation Claim shall retain its Claims, if any, against Reorganized BSC, and this Plan shall leave unaltered the legal, equitable and contractual rights to which such Claims entitle the Holder thereof. This class is unimpaired under the Plan.

      1.26. Retiree/Employee Benefit Claims--Class 9 Against BSC and BSCT

      Reorganized BSC shall pay each Holder of an Allowed Retiree/Employee Benefit Claim Cash in an amount equal to one hundred percent (100%) of such Holder's Allowed Retiree/Employee Benefit Claim no later than the Allowance Date or the first anniversary of the Effective Date, whichever is later. Further, within thirty (30) days after the Effective Date, Reorganized BSC shall contribute cash in the amount of $75,000 to the Bayou Steel Corporation 401(k) Savings Plan for the benefit of persons who, as of the Effective Date, are active employees of Reorganized BSC and participate in such plan. These funds will be allocated based on the number of Class A shares of Existing Common Stock held by such plan for the benefit of such persons, which stock is extinguished pursuant to section 11.07 of the Plan. These classes are impaired under the Plan.

      1.27. Interests in BSC, BSCT and RRR--Class 10 as to BSC and BSCT; Class 8 as to RRR

      As of the Effective Date, all Interests in BSC, BSCT and RRR will be extinguished, and the Holders of such Interests will not receive or retain any property on account of such Interests. These classes are impaired under the Plan and are deemed to reject the Plan.

MISCELLANEOUS PROVISIONS RELATED TO TREATMENT OF CLAIMS

      1.28. Allowed Claims

      Notwithstanding any provision herein to the contrary (except as specifically authorized in section 6.02 of the Plan), Reorganized BSC shall make Distributions only to Holders of Allowed Claims. Except as specifically provided in section 6.02 of the Plan, no Holder of a Disputed Claim will receive any Distribution on account thereof until and to the extent that its Disputed Claim becomes an Allowed Claim. Reorganized BSC, in its sole discretion, may withhold Distributions otherwise due hereunder to the Holder of a Claim, except for Distributions due hereunder to the Holder of the DIP Loan Claim, until the Objection Deadline, to enable Reorganized BSC to file a timely objection thereto. Reorganized BSC will establish the Disputed Claims Reserve in accordance with this Plan. Any Holder of a Disputed Claim that becomes an Allowed Claim after the Initial Distribution Date will receive its Distributions accruing before the Allowance Date, without postpetition interest (except as otherwise expressly provided in the Plan), as soon as practicable after the Allowance Date in accordance with the provisions of the Plan.

      1.29. Postpetition Interest

      In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all Allowed Claims against the Debtors shall be calculated as of the Petition Date. Except as otherwise explicitly provided herein or in an order of the Bankruptcy Court, no Holder of an Allowed Claim shall be entitled to or receive postpetition interest with respect to any portion of an Allowed Claim.

      1.30. Alternative Treatment

      Notwithstanding any provision herein to the contrary, any Holder of an Allowed Claim may receive, instead of the Distribution or treatment to which it is entitled hereunder, any other Distribution or treatment to which it and, prior to the Effective Date, the Debtors or, on or after the Effective Date, Reorganized BSC may agree in writing, so long as such alternative treatment is substantially the same as or less favorable than the treatment otherwise prescribed for such Holder by the Plan.

INDEMNIFICATION OBLIGATIONS; TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED
LEASES

      1.31. Indemnification of Current and Former Officers and Directors

      The obligations of any Debtor to indemnify any of the Current Officers and Directors, whether under a Debtor's certificate of incorporation or bylaws (or analogous governing documents), any agreement, law or regulation, or otherwise, will be assumed by Reorganized BSC and will continue after the Confirmation Date and be the obligations of that Reorganized BSC. The obligations of any Debtor to indemnify any of the Former Officers and Directors, whether under a Debtor's certificate of incorporation or bylaws (or analogous governing documents), any agreement, law or regulation or otherwise, will be assumed by Reorganized BSC and will continue after the Confirmation Date and be the obligations of Reorganized BSC only to the extent that applicable insurance coverage is available.

      1.32. General Treatment of Executory Contracts and Unexpired Leases; Rejected If Not Rejected

      The Plan constitutes and incorporates a motion by the Debtors to reject, as of the Effective Date, all prepetition executory contracts and unexpired leases to which any of the Debtors is a party, except for executory contracts or unexpired leases that (a) have been assumed or rejected pursuant to Final Order of the Bankruptcy Court, (b) are the subject of a separate motion pursuant to section 365 of the Bankruptcy Code to be filed and served by the Debtor on or before the Confirmation Date, or (c) are designated in a Plan Document that lists the executory contracts and unexpired leases that the Debtors intend to assume.

      1.33. Cure Payments and Release of Liability

      All Allowed Cure Claims that may be required by section 365(b)(1) of the Bankruptcy Code under any executory contract or unexpired lease that is assumed under this Plan or pursuant to a prior Final Order of the Bankruptcy Court shall be made in accordance with section 3.04 of the Plan. To the extent that a party to an assumed executory contract or unexpired lease has not filed an appropriate pleading with the Bankruptcy Court on or before the thirtieth (30th) day after the Effective Date disputing the amount of any Cure Claim offered to it, disputing the cure of any other defaults, disputing the promptness of the Cure Claim payments, or disputing the provisions of adequate assurance of future performance, then such party shall be deemed to have waived its right to dispute such matters.

      1.34. Bar to Rejection Claims

      If the rejection of an executory contract or an unexpired lease by the Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages shall be forever barred and shall not be enforceable against the Debtors, Reorganized BSC or their respective properties or agents, successors, or assigns, unless a proof of Claim is filed with the Bankruptcy Court and served upon Reorganized BSC by the earlier of (a) thirty
(30) days after the Effective Date or (b) such other deadline as the Bankruptcy Court may set for asserting a Claim for such damages.

      1.35. Rejection Claims

      Any Claim arising from the rejection of an unexpired lease or executory contract shall be treated as a General Unsecured Claim pursuant to the Plan, except as limited by the provisions of sections 502(b)(6) and 502(b)(7) of the Bankruptcy Code and state law mitigation requirements. Nothing contained herein shall be deemed an admission by the Debtors that such rejection gives rise to or results in a Claim or shall be deemed a waiver by the Debtors of any objections to such Claim if asserted.

CONTINUATION OF CERTAIN EMPLOYEE AND RETIREE BENEFITS; NEW STOCK OPTIONS

      1.36. Employee Benefits

      From and after the Effective Date, Reorganized BSC will continue (unless subsequently modified or replaced) all existing employee benefit policies, plans and agreements, including: (a) medical, dental, life, travel accident and accidental death and dismemberment insurance; (b) sick pay, short-term disability pay and long-term disability insurance; (c) vacation and holiday pay;
(d) bonus and severance programs; (e) qualified deferred compensation plans; and
(f) retiree benefits. Notwithstanding the foregoing, Reorganized BSC intends to continue sponsoring the Debtors' pension plans, from and after the Effective Date, and complying with all legal requirements applicable to the Debtors' pension plans.

      1.37. New Stock Options

      On or after the Effective Date, Reorganized BSC, with the majority consent of the New Board of Directors, may issue New Stock Options to any employee of Reorganized BSC. Each such Option shall vest in three (3) equal portions, with one such portion vesting on each of three (3) successive anniversaries of the date each such New Stock Option is issued; provided, however, that each New Stock

Option issued by Reorganized BSC shall vest fully upon (a) the closing date of the sale or disposition of all or substantially all of the assets of Reorganized BSC to any Person other than an affiliate of Reorganized BSC, (b) a merger or consolidation of Reorganized BSC in which the holders of the New Common Stock in Reorganized BSC immediately prior to such merger or consolidation hold less than a majority of the shares of New Common Stock in Reorganized BSC immediately thereafter, (c) shareholder approval of any plan for the liquidation or dissolution of Reorganized BSC, or (d) acquisition by any Person or group (other than Reorganized BSC, its management, or any of their respective affiliates) of control of a majority of the New Common Stock. The exercise price for each New Stock Option, on a per-share basis, shall be the prevailing market price per share of the New Common Stock on the date such New Stock Option is issued. However, if there is no readily determinable trading price, then the exercise price will be determined by the Compensation Committee of the New Board of Directors.

EFFECT OF CONFIRMING THIS PLAN

      1.38. Binding Effect

      This Plan shall be binding upon and inure to the benefit of the Debtors, Reorganized BSC, all present and future Holders of Claims and Interests, and their respective successors and assigns.

      1.39. Discharge of Debtors

      All consideration distributed under this Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims against the Debtors of any nature whatsoever or against any of the Debtors' assets or properties. Except as otherwise expressly provided in this Plan, entry of the Confirmation Order acts as a discharge of all Claims against, liens on, and Interests in each of the Debtors, the Debtors' assets and properties, arising at any time before the Effective Date, regardless of whether a proof of Claim or proof of Interest was filed, whether the Claim or Interest is Allowed, or whether the Holder of the Claim or Interest votes to accept this Plan or is entitled to receive a distribution under this Plan. Upon the entry of the Confirmation Order, any Holder of the discharged Claim or Interest will be precluded from asserting against the Debtors or Reorganized BSC or any of their assets or properties any other or further Claim or Interest based on any document, instrument, act, omission, transaction or other activity of any kind or nature that occurred before the Effective Date. The Confirmation Order will be a judicial determination of discharge of all liabilities of the Debtors, and Reorganized BSC will not be liable for any Claims or Interests and will only have the obligations as are specifically provided for in this Plan.

      1.40. Release

      The Debtors, Reorganized BSC, the Creditors' Committee, the Noteholders' Committee, the members of such committees in their capacity as such, Congress Financial, any of such parties' respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents, and any of such parties' successors and assigns (the "Released Parties") shall not have or incur, and are hereby released from, any claim, obligation, cause of action, or liability to one another, to any Claim Holder or Interest Holder, to any other party in interest, or to any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or to any of their successors or assigns, for any prepetition or post-petition act or omission through and including the Effective Date in connection with, relating to, or arising out of the Debtors' business, the Cases, the formulation, preparation, dissemination, approval, confirmation, administration, or consummation of the Plan, the Disclosure Statement, or the property to be distributed under the Plan, except for any act or omission to the extent such act or omission is determined in a Final Order to have constituted willful misconduct or gross negligence, and in all respects the Released Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan or in connection with the Debtors' business.

      Notwithstanding any other provision of this Plan, no Holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Released Parties for any prepetition or post-petition act or omission through and including the Effective Date in connection with, relating to, or arising out of the Debtors' business, the Cases, the formulation, preparation, dissemination, approval, confirmation, administration, or consummation of the Plan or the Disclosure Statement, except for any act or omission to the extent such act or omission is determined in a Final Order to have constituted willful misconduct or gross negligence.

      1.41. Injunction

      The satisfaction, releases, and discharge pursuant to Article X of the Plan shall also act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or cause of action satisfied, released, or discharged under the Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

      Any Person who, after the Effective Date, initiates any judicial proceeding to assert or prosecute any claim that is released and enjoined under sections 10.03 and 10.04 of the Plan shall post a bond of $1,000,000 to cover the legal fees and expenses of the person(s) against whom such claims are asserted. Such bond must be issued by a bonding company acceptable to the Person(s) against whom such claims are asserted or shall be established through an escrow account at a federally insured banking institution.

      The releases and injunction provided in sections 10.03 and 10.04 of the Plan shall not release or enjoin any claims against any of the individuals or entities enumerated therein with respect to (a) fiduciary obligations under ERISA or any controlled group liabilities under Title IV of ERISA or (b) police or regulatory activities of governmental regulatory agencies.

MEANS FOR EXECUTION OF THIS PLAN

      1.42. Motion to Compromise Controversy Regarding the Committee's Claim Objection; Deferred Section 1111(b) Election by Noteholders

      Pursuant to this section 11.01 of the Plan, the Debtors move, pursuant to Bankruptcy Rule 9019(a) (the "Compromise Motion"), that the Bankruptcy Court approve a compromise of the Committee's Claim Objection to the Noteholder Deficiency Claim. Such compromise, if approved, provides for the withdrawal of the Committee's Claim Objection, with prejudice; the allowance of the Noteholder Deficiency Claim; and the treatment of Trade Settlement Claims in Class 8 as to BSC and Classes 7 as to BSCT and RRR as provided in section 6.06 of the Plan.

      The Debtors hereby request that the Bankruptcy Court approve the Compromise Motion at the Conformation Hearing prior to the consideration of whether the Plan meets the applicable requirements of the Bankruptcy Code for confirmation. Further, at the Disclosure Statement Hearing, the Bankruptcy Court extended the deadline for Holders of the Noteholder Secured Claim to elect treatment under section 1111(b)(2) until after the start of the Confirmation Hearing or such earlier date that the Noteholder Deficiency Claim becomes an Allowed Claim. If the Bankruptcy Court grants the Compromise Motion or the Noteholder Deficiency Claim otherwise becomes an Allowed Claim, the Noteholders will waive their election for treatment of the Noteholder Secured Claim under section 1111(b) and such Claim will be treated as currently provided in section
6.03 of the Plan. If the Bankruptcy Court denies the Compromise Motion, the Noteholders may elect treatment of the Noteholder Secured Claim under section 1111(b) and the Debtors may seek, in light of such election, to modify the Plan's treatment of, inter alia, the Noteholder Secured Claim and General Unsecured Claims. Any such modification may include the elimination of Classes of Trade Settlement Claims and Convenience Claims from the Plan and the distribution of New Common Stock instead of Cash to all Holders of General Unsecured Claims.

      1.43. Substantive Consolidation

      This Plan constitutes a motion for substantive consolidation of the Debtors' Estates. If this Plan is confirmed, all of the Debtors will be treated as substantively consolidated as Reorganized BSC. All Cash payments and the issuance of New Common Stock and New Stock Options to be made on or after the Effective Date pursuant to this Plan will be the obligation of the substantively consolidated Reorganized BSC, and Reorganized BSC will cause these obligations to be performed. Reorganized BSC will take the other actions contemplated under this Plan to consummate and perform this Plan, including abandoning Collateral, rejecting Contracts, objecting to Claims, administering the Disputed Claims Reserve and asserting claims (including, without limitation, the Estate Actions). All obligations under this Plan that are to be performed over time after the Effective Date, including periodic payments to the Holders of Allowed Small Creditor Claims, Allowed Secured Tax Claims, Allowed Other Secured Claims, Allowed Cure Claims, Allowed Other Priority Claims, and any other Allowed Claims that are to be paid over time, shall be the obligations of and continue to be performed by Reorganized BSC. All liens of the Noteholders, Congress Financial as the Holder of the DIP Loan Claim, and the Holders of Allowed Secured Tax Claims and Allowed Other Secured Claims, and the priority of such liens, shall be unaffected by the substantive consolidation and merger of BSCT and RRR into BSC. Holders of Allowed Claims will be entitled to only one recovery from the substantively consolidated estate of Reorganized BSC. The Holders of any intercompany Claims by, between, or among BSC, BSCT, and RRR will not receive any Distribution on account of such intercompany Claims under this Plan.

      1.44. Reorganized BSC

      From and after the Effective Date, each of BSC, BSCT and RRR will cease to exist as a separate corporate or other entity and will be substantively consolidated as Reorganized BSC in accordance with the laws of the State of Delaware and pursuant to Reorganized BSC's charter and bylaws.

      1.45. Sources of Cash

      Reorganized BSC may obtain the funds necessary for the payment of Allowed Claims that are to be paid in Cash on or after the Effective Date through the combination of the Credit Facility and Cash on hand from the Debtors' operations. On the Effective Date, Reorganized BSC intends to enter into the Credit Facility with one or more existing or new lenders, on terms as may be acceptable to the Debtors.

      1.46. Revesting of Assets

      Except as otherwise provided in this Plan, the property and assets of the Debtors' Estates under section 541 of the Bankruptcy Code will revest in Reorganized BSC on the Effective Date free and clear of all Claims and Interests, but subject to the obligations of Reorganized BSC as set forth in this Plan and the Confirmation Order. Additionally, notwithstanding anything to the contrary in this section 11.05, the liens of Congress Financial as the Holder of the DIP Loan Claim shall remain upon the Debtors' assets until the Allowed DIP Loan Claim has been paid in full as provided herein. Commencing on the Effective Date, Reorganized BSC may deal with its assets and property and conduct its business without any supervision by, or permission from, the Bankruptcy Court or the office of the United States Trustee, and free of any restriction imposed on the Debtors by the Bankruptcy Code or by the Bankruptcy Court during the Cases.

      1.47. Treatment of the Existing Debt Instruments

      As of the Effective Date, except to the extent provided otherwise in the Plan, any and all notes held by Holders of any Claims (including, without limitation, the Notes), and all agreements, instruments and other documents evidencing the Claims and the rights of the Holders of the Claims, will be automatically canceled, extinguished, voided, and surrendered as provided in section 12.02 of the Plan; all obligations of any Person under those instruments and agreements will be fully and finally satisfied and released; and the obligations of the Debtors under those instruments and agreements will be discharged. On the Effective Date, except to the extent otherwise provided in the Plan, the Indenture relating to the Notes will be canceled, and the obligations of the Indenture Trustee and the Debtors thereunder, except for any obligation to pay reasonable professional fees, will be discharged; however, the Indenture will continue in effect solely for the purposes of allowing the Indenture Trustee to (a) take any action necessary to effect the Plan, including making distributions on account of the Holders of General Unsecured Claims evidenced by the Notes under the Plan and (b) maintain any rights or liens it may have for reasonable fees, costs and expenses under the Indenture. On payment in full of the reasonable fees and expenses of the

Indenture Trustee, except as provided herein, the rights of the Indenture Trustee will terminate. Pursuant to section 1129(a)(4) of the Bankruptcy Code, the Debtors or Reorganized BSC will pay in full the reasonable prepetition and post-petition fees and expenses of the Indenture Trustee and its respective professionals within fifteen (15) days after the Bankruptcy Court's approval thereof upon notice and an opportunity for hearing. The Noteholders will be deemed to have forever released and discharged the Indenture Trustee under the Indenture for the Notes.

      1.48. Treatment of the Existing Interests

      As of the Effective Date, except to the extent provided otherwise in this Plan, any and all Interests in the Debtors will be canceled, extinguished and are void (all without further action by any Person).

      1.49. Noteholder Secured Notes; New Common Stock; New Stock Options

      The issuance of the Noteholder Secured Notes, the New Common Stock, and the New Stock Options is hereby authorized without further act or action under applicable law. The Noteholder Secured Notes, the New Common Stock, and the New Stock Options shall be issued and distributed in accordance with the terms of this Plan without further act or action under applicable law, regulation, order or rule and shall be exempt from registration under applicable securities law pursuant to section 1145(a) of the Bankruptcy Code. The provisions of the New Common Stock to be issued pursuant to this Plan are summarized as follows:

            (a) Authorization. Reorganized BSC will be authorized to issue up to five million (5,000,000) shares of New Common Stock on or after the Effective Date.

            (b) Par Value. The New Common Stock will have a par value of $.01 per share.

            (c) Rights. The New Common Stock will have the rights with respect to dividends, liquidation, voting and other matters as set forth in the amended and restated certificate of incorporation of Reorganized BSC and as provided under applicable law and in this Plan.

            (d) Dilution. The New Common Stock is subject to dilution by any exercise of the New Stock Options and by any additional issuance of the New Common Stock duly authorized by Reorganized BSC after the Effective Date.

      1.50. Directors and Management of Reorganized BSC

      BSC's Current Officers and Directors are listed in the Disclosure Statement. The New Board of Directors for Reorganized BSC shall consist of five
(5) members who shall be selected by the Noteholders' Committee; provided, that if the Noteholders' Committee fails to make such selection before the commencement of the Confirmation Hearing, the Current Board of Directors shall select the New Board of Directors with the input of the Noteholders' Committee. In any event, the New Board of Directors will be identified at the Confirmation Hearing and will be formed as of the Effective Date. The New Board of Directors may be expanded to seven (7) members by resolution of the New Board of Directors of Reorganized BSC. The officers of Reorganized BSC immediately after the Effective Date shall be the following:

                  Jerry Pitts               President
                                            Chief Operating Officer

                  Richard J. Gonzalez       Vice President
                                            Chief Financial Officer
                                            Treasurer
                                            Secretary

                  Rodger Malehorn           Vice President-Procurement

                  Timothy R. Postlewait     Vice President-Operations

                  Robert A. Pulliam         Vice President-Human and Technical
                                            Resources

                  Charles J. Theaux, Jr.    Senior Vice President-Sales &
                                            Customer Service

                  James E. Howe             Vice President-Sales

      All decisions regarding the election of other officers, the continued employment of senior management of Reorganized BSC, selection of officers by the New Board of Directors, and new employment contracts for senior management of Reorganized BSC will be made by the New Board of Directors. The New Board of Directors will serve until the first annual meeting of stockholders of Reorganized BSC held after the Effective Date.

      1.51. Implementing Documents

      To implement this Plan, the following Plan Documents will be signed and delivered or otherwise made effective on the Effective Date, including the following documents:

            o the Credit Facility documents;

            o the amended certificate of incorporation, bylaws, and charter or analogous documents of Reorganized BSC, which will satisfy the provisions of this Plan and section 1123(a)(6) of the Bankruptcy Code;

            o the Noteholder Secured Notes and the New Indenture; and

            o the Registration Rights Agreement between certain Holders of the Allowed General Unsecured Claims and Reorganized BSC.

      Forms of these documents will be filed with the Bankruptcy Court no later than four (4) business days before the deadline for voting on the Plan. The Debtors will provide a copy of the form of any of these documents to any party in interest who requests it in writing. Written requests should be sent to Neligan Tarpley Andrews & Foley LLP at 1700 Pacific Avenue, Suite 2600, Dallas, Texas, 75201, if by mail or courier service, or to (214) 840-5301 if by facsimile, or to cperkins@neliganlaw.com if by electronic mail, in each case to the attention of Carolyn Perkins. Confirmation of this Plan will authorize the Debtors, Reorganized BSC and their directors and officers to execute and deliver, file or record these implementing documents and related necessary documents, and to take any actions as may be necessary or appropriate in furtherance of this Plan.

METHOD OF DISTRIBUTION

      1.52. Reorganized BSC

      Reorganized BSC will make all distributions required under this Plan (subject to the provisions of this Plan) except with respect to a Holder of an Allowed General Unsecured Claim evidenced by a Note whose Distribution is governed by the New Indenture and is administered by the Indenture Trustee, which distributions will be deposited with the Indenture Trustee, who will deliver the Distributions to the Holders of those Allowed Claims in accordance with the provisions of this Plan and the terms of the New Indenture.

      1.53. Surrender of Securities Or Instruments

      On or as soon as practicable after the Effective Date, each Holder of a Certificate or a Note as of the Initial Distribution Date shall surrender such Certificate or Note to Reorganized BSC or the Indenture Trustee, respectively, and all Certificates and Notes will be canceled. No Distribution of property hereunder will be made to or on behalf of any Holder of a Certificate or a Note unless and until the Certificate or Note is received by Reorganized BSC or the Indenture Trustee, as the case may be, or the unavailability of the Certificate or the Note is reasonably established to the satisfaction of Reorganized BSC or the Indenture Trustee, as the case may be. Any Holder of a Certificate or a Note who fails to surrender or cause to be surrendered the Certificate or the Note or fails to execute and deliver an affidavit or loss and indemnity reasonably satisfactory to Reorganized BSC or the Indenture Trustee, as the case may be, before the first anniversary of the Effective Date, will be deemed to have forfeited all rights and Claims or Interests in respect of the Certificate or the Note and will not participate in any Distribution hereunder, and all New Common Stock in respect of the forfeited distribution will be canceled notwithstanding any federal or state escheat laws to the contrary.

      1.54. Initial Distribution Date

      At the close of business on the Initial Distribution Date, the transfer ledgers for the Notes and Interests will be closed, and there will be no further changes in the record Holders of these securities. Reorganized BSC and the Indenture Trustee shall have no obligation to recognize any transfer of any securities or instruments occurring after the Initial Distribution Date and will be entitled instead to recognize and deal for all purposes hereunder with only those record Holders stated on the transfer ledgers as of the close of business on the Initial Distribution Date.

      1.55. Means Of Cash Payment

      Cash payments made pursuant to this Plan will be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, by a commercially reasonable manner as the payor will determine in its sole discretion.

      1.56. Calculation of Distribution Amounts of New Securities

      No fractional dollar interests in the Noteholder Secured Notes, and no fractional shares of New Common Stock will be issued or distributed under the Plan or by Reorganized BSC or the Indenture Trustee. Each Person entitled to receive a Distribution on account of the Noteholder Secured Notes or a Distribution of New Common Stock will receive the total interest in the Noteholder Secured Notes, in whole dollars, or the total number of whole shares of New Common Stock to which the Person is entitled. Whenever any Distribution, or a portion thereof, to a particular Person would otherwise call for distribution of a fraction of a dollar interest in the aggregate amount of the Noteholder Secured Notes or a fraction of a share of New Common Stock, the Indenture Trustee or Reorganized BSC will allocate separately one whole dollar of the Noteholder Secured Notes or one whole share of New Common Stock, as the case may be, to the Person and other Persons similarly entitled, in order of the fractional portion of their entitlement, starting with the largest fractional portion, until all remaining whole dollar interests or shares have been allocated. Upon the allocation of a whole dollar interest or share to a Person in respect of the fractional portion of its entitlement, the fractional portion will be canceled. If two or more Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole dollar interests in the aggregate amount of the Noteholder Secured Notes or whole shares of New Common Stock that remain to be allocated, the Indenture Trustee or Reorganized BSC will allocate the remaining whole dollar interests or shares to the Holders by random lot or another impartial method as the Indenture Trustee or Reorganized BSC deems fair. Upon the allocation of all of the whole dollar interests or shares authorized under this Plan, all remaining fractional portions of the entitlements will be canceled and will be of no further force and effect.

      1.57. Delivery of Distributions

      Distributions to Holders of Allowed Claims will be made by Reorganized BSC or the Indenture Trustee, as the case may be, (a) at the addresses set forth on the proofs of Claim filed by the Holders, (b) at the addresses set forth in any written notice of address change delivered to Reorganized BSC after the date of any related proof of Claim, (c) at the addresses reflected in the Schedules if no proof of Claim has been filed and Reorganized BSC has not received a written notice of a change of address, (d) or at the last known address of the Holder if no proof of Claim has been filed, (e) in the case of the Holder of a Claim that is governed by the indenture and is administered by the Indenture Trustee, at the addresses contained in the official records of the Indenture Trustee, or (f) at the addresses set forth in a properly completed letter of transmittal accompanying securities or instruments properly remitted to Reorganized BSC or the Indenture Trustee. If any Holder's Distribution is returned as undeliverable, no further Distributions to the Holder will be made unless and until Reorganized BSC or the Indenture Trustee, as the case may be, is notified of the Holder's then current address, at which time all missed Distributions will be made to the Holder without interest. Amounts in respect of undeliverable Distributions made through Reorganized BSC or the Indenture Trustee will be returned to Reorganized BSC until the Distributions are claimed.

      1.58. Fractional Dollars; De Minimis Distributions

      Any other provision of this Plan notwithstanding, payments of fractions of dollars will not be made. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment made will reflect a rounding of the fraction to the nearest whole dollar (up or down), with half dollars being rounded down. Reorganized BSC will not make any payment of less than twenty-five dollars ($25.00) with respect to any Claim unless a request is made in writing to Reorganized BSC.

      1.59. Allocation of Plan Distribution Between Principal And Interest

      To the extent that any Allowed Claim entitled to a Distribution under this Plan is comprised of principal indebtedness and accrued but unpaid interest thereon, the Distribution will, to the extent permitted, be allocated for income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.

      1.60. Unclaimed Distributions

      On the first anniversary of the Effective Date, Reorganized BSC will publish the names of Holders of unclaimed Distributions in the national edition of the Wall Street Journal. Any Distributions under this Plan in the form of Cash remaining unclaimed as of two years after the Effective Date will be released for Reorganized BSC's use in its ordinary business operations, and any unclaimed Distributions under this Plan in the form of New Common Stock will be canceled.

CLAIMS RESOLUTION

      1.61. Objections to Claims

      The Debtors, Reorganized BSC, and any other party in interest will have authority to object to and contest the allowance of any Claims filed with the Bankruptcy Court. The Debtors and Reorganized BSC will use their best efforts to prosecute objections to Claims as warranted. Except for any objection to the DIP Loan Claim as provided in section 6.02 of the Plan, all objections to Claims must be filed by the Objection Deadline, which shall be ninety (90) days after the Effective Date unless extended by order of the Bankruptcy Court. Within twenty (20) days after the Objection Deadline, the Creditors' Committee may file an objection to any Claim to which the Debtors or Reorganized BSC has not objected. Counsel for the Creditors' Committee may be compensated for filing and prosecuting any such objections by serving a written request therefor to Reorganized BSC (with a copy to the U.S. Trustee and counsel for Reorganized BSC and the Noteholders' Committee). Reorganized BSC shall pay such fee request within twenty (20) days after service thereof unless an objection thereto is served within such period. If any such objection is served, counsel for the Creditors' Committee may file a Fee Application within twenty (20) days after service of such objection, and the Bankruptcy Court shall hear and determine any such Fee Application and any related objection after notice and an opportunity for hearing. If the Debtors, Reorganized BSC or the Creditors' Committee file an objection to a Claim other than the DIP Loan Claim, such Claim will become a Disputed Claim. Disputed Claims may become Allowed Claims by entry of a Final Order allowing the Claim in whole or in part.

      1.62. Disputed Claims Reserve

      Pending the resolution of Disputed Claims other than the DIP Loan Claim, Reorganized BSC will hold in trust the Distributions for the benefit of Holders of Disputed Claims other than Disputed Tort Claims (the "Disputed Claims Reserve"). The amount held in the Disputed Claims Reserve will be calculated based on the smaller of (a) the amount claimed or (b) the amount estimated by the Bankruptcy Court for purposes of distribution or (c) the amount determined by the Bankruptcy Court in a claims allowance hearing, even if there is a pending appeal concerning allowance of the Claim. When a Disputed Claim (other than a Disputed Tort Claim) becomes an Allowed Claim by a Final Order, Reorganized BSC will cause the Distribution owed on such Allowed Claim to be paid out of the Disputed Claims Reserve within ten (10) Business Days after such order becomes a Final Order. Any Distribution that would have been due to the part of the Claim that is disallowed will be released from the Disputed Claims Reserve and distributed Pro Rata to Allowed Claims of the same class as the Disputed Claim that has become Allowed. These supplemental distributions will be made on the six month anniversary of the Effective Date and every six months thereafter as applicable. The Disputed Claim Reserve shall not include any New Common Stock. Any Holder of a Disputed Tort Claim that becomes an Allowed Claim will receive a Distribution of New Common Stock in accordance with section 6.07 of the Plan from the authorized shares of the New Common Stock other than the two million shares thereof that are distributed to Holders of Allowed General Unsecured Claims (other than Tort Claims) pursuant to section 6.07 of the Plan.

ASSERTION OF CLAIMS

      1.63. Assertion of Estate Actions, Defenses and Counterclaims

      Except as otherwise provided in the Plan, the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, Reorganized BSC shall retain and may exclusively prosecute, settle, or compromise any Estate Action. Reorganized BSC shall also retain and may prosecute and enforce all defenses, counterclaims, and rights against or with respect to all Claims asserted against the Debtors, Reorganized BSC, or the Estates. Notwithstanding the foregoing, the Debtors have determined that there are no significant preference claims arising under Bankruptcy Code section 547 that are economical to pursue and have thus hereby waive all preference claims, and neither the Debtors nor Reorganized BSC shall assert or prosecute such claims except as a defense to the allowance of any Claim or a setoff asserted by any Claimant.

      1.64. Setoffs

      Reorganized BSC may, but will not be required to, set off against any Claim, and the payments or other Distributions to be made pursuant to this Plan in respect of the Claim, claims of any nature whatsoever that the Debtors or Reorganized BSC may have against the Holder of the Claim, provided, however, that neither the failure to do so nor the allowance of any Claim hereunder will constitute a waiver or release by the Debtors or Reorganized BSC of any claim that the Debtors or Reorganized BSC may have against the Holder. The Holder of a Disputed Claim who asserts a right of setoff will retain the right, subject to any defenses of the Debtors or Reorganized BSC, until the earlier of the time when

(a) the Disputed Claim becomes Allowed, in whole or in part, or (b) the Claim is expunged by entry of an order of the Bankruptcy Court.

VOTING AND EFFECT OF REJECTION BY ONE OR MORE CLASSES OF CLAIMS

      1.65. Impaired Classes to Vote

      Each impaired class of Claims and Interests will be entitled to vote separately to accept or reject this Plan. For purposes of voting to accept or reject this Plan, a Person is a Holder as of the Voting Record Date. A Holder of an Allowed Claim or Interest as of the Voting Record Date may vote to accept or reject this Plan. A Holder of a Claim or Interest as to which an objection has been filed that has not been temporarily allowed for purposes of voting on this Plan may not vote. A Holder of a contingent or unliquidated Claim or Interest may vote on this Plan in an amount based on the portion, if any, of the Claim or Interest shown as fixed, liquidated and undisputed in the Schedules, or equal to $1.00 or one share, if not so shown.

      1.66. Acceptance by Classes of Claims and Interests

      A class of Claims will have accepted this Plan if its members vote to accept by at least two-thirds in amount and more than one-half in number of the Allowed Claims in the class actually voting to accept or reject this Plan. A class of Interests will have accepted this Plan if its members vote to accept by at least two-thirds in amount of the Allowed Interests in the class actually voting to accept or reject this Plan.

      1.67. Section 1129(b) Cramdown

      If any impaired class of Claims or Interests fails to accept this Plan in accordance with section 1129(a) of the Bankruptcy Code, the Debtors reserve the right to request the Bankruptcy Court to confirm this Plan in accordance with the provisions of section 1129(b) of the Bankruptcy Code. The Debtors assert that this Plan provides for fair and equitable treatment of all Classes of Claims and Interests.

CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THIS PLAN

      1.68. Conditions to Confirmation

      The Bankruptcy Court will not enter the Confirmation Order unless and until each of the following conditions has been satisfied or duly waived (if waivable) pursuant to section 16.03 of this Plan:

      (a) The documents implementing this Plan listed in section 11.10 of the Plan will be in form and substance acceptable to the Debtors and the Noteholders' Committee, and have been provided to the Bankruptcy Court.

      (b) The Confirmation Order is in a form and substance acceptable to the Debtors, the Creditors' Committee and the Noteholders' Committee and, among other things, makes findings that particular sections of section 1129 of the Bankruptcy Code have been met, including (i) that the Debtors and their representatives have proposed and obtained confirmation of this Plan in good faith; (ii) that this Plan is in the best interests of creditors and
(iii) that this Plan is fair and equitable to Holders of Claims and Interests.

      (c) The Confirmation Order authorizes and directs the Debtors and Reorganized BSC to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases and other agreements or documents created in connection with this Plan, including those documents described in section 11.10 of the Plan.

      (d) The Debtor has received binding commitments, in form and substance acceptable to the Debtors in their sole discretion, for the issuance and closing of the Credit Facility.

      1.69. Conditions to Consummation

      This Plan will not be consummated and the Effective Date will not occur unless and until each of the following conditions has been satisfied or duly waived (if waivable) pursuant to section 16.03 of the Plan:

      (a) The Confirmation Order is a Final Order and provides that (i) Reorganized BSC is authorized to issue the New Common Stock, the New Stock Options, and the Noteholder Secured Notes and (ii) the New Common Stock issued under the Plan in exchange for Claims against any of the Debtors, and the New Stock Options issued under the Plan, are exempt from registration under the Securities Act pursuant to, and to the extent provided by, section 1145(a) of the Bankruptcy Code.

      (b) Substantially all of the Cash payments required to be made on or as soon as practicable after the Initial Distribution Date to the Holders of Allowed Administrative Claims and Other Priority Claims are paid.

      (c) The DIP Loan Claim and the Other Secured Claims are satisfied or paid in accordance with this Plan.

      (d) Reorganized BSC shall have entered into the Credit Facility and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof.

      (e) The Notes are canceled and the Noteholder Secured Notes and the New Common Stock are issued.

      (f) The Existing Common Stock is canceled.

      (g) Substantially all of the actions, documents and agreements necessary to implement this Plan, including those documents set forth in section 11.10 of the Plan, will have been effected or executed.

      1.70. Waiver of Conditions

      The conditions to the confirmation and consummation of the Plan as set forth above may be waived in whole or in part by the Debtors upon approval of the Bankruptcy Court.

      1.71. Effect of Non-Occurrence of Conditions to Consummation

      Each of the conditions to consummation and the Effective Date must be satisfied or duly waived, as provided above, within ninety (90) days after the Confirmation Date. If each condition to consummation has not been satisfied or duly waived, pursuant to this Plan, within ninety (90) days after the Confirmation Date, then on motion by any party in interest made before the time that each condition has been satisfied or duly waived and on notice to the parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such a motion, the Confirmation Order may not be vacated if each of the conditions to consummation is either satisfied or duly waived before the Bankruptcy Court enters an order granting the motion. If the Confirmation Order is vacated pursuant to this section, this Plan will be deemed null and void, including the discharge of Claims and cancellation of Interests pursuant to section 1141 of the Bankruptcy Code and the assumptions, assignments or rejections of Contracts pursuant to this Plan, and, in this event, nothing contained in this Plan will (a) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or (b) prejudice in any manner the rights of the Debtors.

RETENTION OF JURISDICTION

      1.72. Jurisdiction

      Until the Cases are closed, the Bankruptcy Court will retain the jurisdiction as is legally permissible under applicable law, including under sections 105(a) and 1142 of the Bankruptcy Code, including that necessary to ensure that the purpose and intent of this Plan are carried out and to hear and determine all Claims and Interests and objections thereto that could have been brought before the entry of the Confirmation Order. The Bankruptcy Court will retain jurisdiction to hear and determine all Claims against and Interests in the Debtors and to enforce all causes of action that may exist on behalf of Debtors, over which the Bankruptcy Court otherwise has jurisdiction. Nothing contained in this Plan will prevent Reorganized BSC from taking any action as may be necessary in the enforcement of any cause of action that may exist on behalf of the Debtors and that may not have been enforced or prosecuted by the Debtors.

      1.73. Examination of Claims and Interests

      Following the Confirmation Date, the Bankruptcy Court will retain jurisdiction to decide disputes concerning the classification and allowance of any Claim or Interest and the re-examination of Claims or Interests that have been allowed for the purposes of voting, and the determination of any objections as may be filed to Claims or Interests. The failure by the Debtors to object to, or to examine, any Claim or Interest for the purposes of voting will not be deemed a waiver of their right or the right of Reorganized BSC to object to, or to re-examine, the Claim or Interest in whole or in part.

      1.74. Determination of Disputes

      The Bankruptcy Court will retain jurisdiction after the Confirmation Date to determine all questions and disputes regarding title to the assets of the Estates, disputes concerning the allowance of Claims and Interests, and determination of all causes of action, controversies, disputes, or conflicts, whether or not subject to any pending action, as of the Confirmation Date, for the Debtors or Reorganized BSC to recover assets pursuant to the provisions of the Bankruptcy Code.

      1.75. Additional Purposes

      The Bankruptcy Court will retain jurisdiction for the following additional purposes after the Effective Date:

      (a) to hear and determine any modification of the Plan pursuant to section 1127 of the Bankruptcy Code, to cure any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary or appropriate to carry out the purposes and effects thereof;

      (b) to assure the performance by Reorganized BSC of its obligations to make Distributions under the Plan and with respect to the New Common Stock to be issued;

      (c) to issue injunctions, enter and implement other orders and take such other actions as may be necessary or appropriate to execute, interpret, implement, consummate, or enforce the terms and conditions of the Plan and the transactions contemplated thereunder, the Plan Documents, the Confirmation Order, or any other order of the Bankruptcy Court, or to maintain the integrity of the Plan following confirmation;

      (d) to hear and determine disputes arising in connection with the execution, interpretation, implementation, consummation, or enforcement of the Plan, the Plan Documents, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument or other document governing or relating to any of the foregoing;

      (e) to construe and apply any findings of fact and/or conclusions of law made in the Confirmation Order;

      (f) to adjudicate matters arising in the Cases, including matters relating to the formulation and consummation of this Plan;

      (g) to enter any orders, including injunctions, as are necessary to enforce the title, rights, and powers of Reorganized BSC and to impose any limitations, restrictions, terms and conditions on the title, rights, and powers as the Bankruptcy Court may deem necessary;

      (h) to hear and determine any dispute involving or affecting the validity and enforceability of the discharges, releases, injunctions, and exculpatory relief referred to in Article 10 of the Plan;

      (i) to enter a final decree closing the Cases;

      (j) to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan;

      (k) to enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

      (l) to hear and allow applications for fees and expenses pursuant to sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code;

      (m) to decide issues concerning federal tax reporting and withholding that arise in connection with the confirmation or consummation of the Plan;

      (n) to decide issues concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

      (o) to decide issues concerning all disputes involving the existence, nature or scope of the Debtors' discharge;

      (p) to adjudicate any issues concerning assumption or rejection of Contracts, including any disputes concerning Rejection Damage Claims or Cure Claims;

      (q) to hear and determine any and all objections to any Claims, including Administrative Claims, or Interests, including the allowance, classification, priority, secured status, compromise, estimation, or payment thereof;

      (r) to hear and determine any litigation or causes of action belonging to the Debtors; and

      (r) to hear and to determine any other matter related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code.

GENERAL NOTICES AND DEFAULT UNDER THIS PLAN

      1.76. General Notices

      All notices required to be given in connection with this Plan should be delivered by United States certified mail, postage prepaid, return receipt requested addressed to each Debtor to receive the notice, and to Reorganized BSC, at the following address:

                Mr. Richard J. Gonzalez
                Bayou Steel Corporation
                P.O. Box 5000
                138 Highway 3217
                LaPlace, LA 7068
      and to counsel for the Debtors at the following address:

                Patrick J. Neligan, Jr.
                Neligan Tarpley Andrews & Foley LLP
                1700 Pacific Avenue, Suite 2600
                Dallas, TX 75201

      and to counsel for the Creditors' Committee at the following address:

                Michael D. Warner
                Warner, Stevens & Doby, LLP
                1700 City Center Tower II
                301 Commerce St.
                Fort Worth, TX 76102

      and to counsel for the Noteholders' Committee at the following address:

                Lawrence M. Handelsman
                Stroock & Stroock & Lavan LLP
                180 Maiden Lane
                New York, NY 10038-4982

      1.77. Asserting and Curing Default Under the Plan

      If the Debtors or Reorganized BSC default under the provisions of the Plan (as opposed to default under the documentation executed in implementing the terms of the Plan, which documents may provide independent bases for relief concerning the assertion and cure of defaults), any creditor or party in interest desiring to assert a default will provide the Debtors and Reorganized BSC with written notice of the alleged default. The Debtors or Reorganized BSC will have thirty (30) days from receipt of written notice to cure the alleged default. If the default is not cured, any creditor or party in interest may then file with the Bankruptcy Court and serve on counsel for the Debtors, Reorganized BSC, the Creditors' Committee, and the Noteholders' Committee a motion to compel compliance with the applicable provision of this Plan. The Bankruptcy Court, on finding a material default, will issue orders compelling compliance with the pertinent provisions of the Plan.

      1.78. Termination of Creditors' Committee's Duties

      After the Effective Date, the Creditors' Committee will continue to exist and be represented by its counsel for only the following limited purposes: (a) to prepare, prosecute and/or review any Fee Applications and/or fee statements and any objections thereto; (b) to object to the DIP Loan Claim as provided in section 6.02 of the Plan; (c) to file, review and/or prosecute to final resolution objections to Claims pursuant to section 13.01 of the Plan; and (d) if Reorganized BSC fails to pay Allowed Trade Settlement Claims in accordance with section 6.06 of the Plan, to file and prosecute a motion with the Bankruptcy Court seeking the enforcement of such payment obligations. After the Effective Date, counsel for the Creditors' Committee may be compensated for services rendered and reimbursed for its expenses incurred in connection with the above-enumerated purposes pursuant to the fee request procedures set forth in section 13.01 of the Plan; provided that in no event shall the aggregate compensation and reimbursement relating to subsection (d) hereof exceed $10,000.00. The Creditors' Committee shall be dissolved and all of its duties shall terminate upon the later of (a) the date all orders resolving all Fee Applications by any party, and all objections by the Creditors' Committee to the DIP Loan Claim or any other Claims, have become Final Orders or (b) the date Reorganized BSC issues the final payment to each Holder of an Allowed Trade Settlement Claim pursuant to section 6.06 of the Plan.

      1.79. Compliance with Tax Requirements

      In connection with this Plan, the Debtors will comply with any withholding and reporting requirements imposed by federal, state, and local taxing authorities, and Distributions will be subject to the withholding and reporting requirements.

      1.80. Modification or Revocation of this Plan

      The Debtors reserve the right to modify the Plan either before or after Confirmation to the fullest extent permitted under section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, including but not limited to modifications necessary to negotiate the resolution of an objection to Confirmation of this Plan. The Debtors may withdraw the Plan at any time before the Confirmation Date, or thereafter prior to the Effective Date. This Plan may be amended by the Debtors before or after the Effective Date as provided in section 1127 of the Bankruptcy Code.

      1.81. Revocation of this Plan

      The Debtors reserve the right to revoke and withdraw this Plan at any time before the Confirmation Date.

      1.82. Effect of Withdrawal or Revocation

      If the Debtors revoke or withdraw this Plan before the Confirmation Date, or if the Confirmation Date or the Effective Date does not occur, then this Plan will be null and void. In such event, nothing contained in this Plan will be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Person, or to prejudice in any manner the rights of Debtors or any Person in any further proceedings involving Debtors.

      1.83. Due Authorization

      Each and every Holder of an Allowed Claim or Allowed Interest who elects to participate in the Distributions provided for in this Plan warrants that it is authorized to accept in consideration of such Claim or Interest the Distributions provided for in this Plan and that there are no outstanding commitments, agreements, or understandings, express or implied, that may or can in any way defeat or modify the rights conveyed or obligations undertaken by it under this Plan.

      1.84. Implementation

      The Debtors and Reorganized BSC will be authorized to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of this Plan. 1.85. Ratification

      The Confirmation Order will ratify all transactions effected by the Debtors during the pendency of the Cases.

      1.86. Term of Injunctions or Stays

      Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), will remain in full force and effect until the Effective Date.

      1.87. Integration Clause

      This Plan is a complete, whole, and integrated statement of the binding agreement between the Debtors, their creditors, their Interest Holders and other parties-in-interest upon the matters herein. Parol evidence shall not be admissible in an action regarding this Plan or any of its provisions.

      1.88. Interpretation

      Unless otherwise specified, all section, article and exhibit references in the Plan are to the respective section in, article of or exhibit to the Plan, as the same may be amended, waived, or modified from time to time. The headings of the articles, paragraphs and sections of the Plan and table of contents in the Plan are inserted for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan or its interpretation.

      1.89. Severability of Plan Provisions

      If any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable before the Confirmation Date, the Bankruptcy Court, at the request of the Debtors, will have the power to alter and interpret the term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and the term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by the holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

      1.90. Governing Law

      Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules), the laws of (i) the State of Texas shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and
(ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters and any causes of action arising under state law with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereto.

DATED: February 4, 2004


                                         Bayou Steel Corporation
                                         Bayou Steel Corporation (Tennessee)
                                         River Road Realty

                                         By: /s/ Richard Gonzalez
                                             -----------------------------
                                             Richard Gonzalez
                                             Chief Financial Officer
                                             P.O. Box 5000
                                             138 Highway 3217
                                             LaPlace, LA 7068


                                         NELIGAN TARPLEY ANDREWS &
                                         FOLEY LLP

                                         By: /s/ Patrick J. Neligan, Jr.
                                             -----------------------------
                                             Patrick J. Neligan
                                             State Bar No. 14866000
                                             David Ellerbe
                                             State Bar No. 06530600
                                             dellerbe@neliganlaw.com
                                             Douglas J. Buncher
                                             State Bar No. 03342700
                                             Cynthia Williams Cole
                                             State Bar No. 24035579
                                             ccole@neliganlaw.com
                                             1700 Pacific Avenue, Suite 2600
                                             Dallas, Texas 75201